Exhibit 99.1

CONTACTS:

Erica Wishner
Acorda Therapeutics
(914) 347-4300 ext. 162
ewishner@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Resignation of Mary Fisher

HAWTHORNE, New York, July 20, 2007- Acorda Therapeutics, Inc. (NASDAQ: ACOR) announced today the resignation, effective immediately, of  Mary Fisher, Chief Operating Officer, to pursue other interests.

“All of us at Acorda thank Mary for her many contributions to the Company during the past seven years,” said Ron Cohen, M.D., President and CEO. “She is a person of great talent and accomplishment, and we wish her the best in her future endeavors.”

“I’m very grateful to have been part of Acorda Therapeutics,” said Mary Fisher. “It is a remarkable organization, and I’m sure they will have great success in the future.”

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for SCI, MS and related nervous system disorders.  The Company’s marketed products include Zanaflex Capsules™ (tizanidine hydrochloride), a short-acting drug for the management of spasticity.  Acorda’s lead clinical product, Fampridine-SR, is in a Phase 3 clinical trial to evaluate its safety and efficacy in improving walking ability in people with MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Zanaflex Capsules, the risk of unfavorable results from future studies of Fampridine-SR, delays in obtaining or failure to obtain FDA approval of Fampridine-SR, competition, the ability to obtain additional financing to support Acorda Therapeutics’ operations, unfavorable results from its preclinical programs, and failure to protect its intellectual property or to defend against the intellectual property claims of others.  These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission.  Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.